Exhibit 99.1

Palomar Holdings, Inc. Reports Fourth Quarter & Full Year 2025 Results

LA JOLLA, Calif. (February 11, 2026) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $56.2 million, or $2.06 per diluted share, for the fourth quarter of 2025 compared to net income of $35.0 million, or $1.29 per diluted share, for the fourth quarter of 2024. Adjusted net income(1) was $61.1 million, or $2.24 per diluted share, for the fourth quarter of 2025 as compared to $41.3 million, or $1.52 per diluted share, for the fourth quarter of 2024.

Fourth Quarter 2025 Highlights

•
Gross written premiums increased by 31.8% to $492.6 million compared to $373.7 million in the fourth quarter of 2024
•
Net income increased 60.6% to $56.2 million compared to $35.0 million in the fourth quarter of 2024
•
Adjusted net income(1) increased 48.0% to $61.1 million compared to $41.3 million in the fourth quarter of 2024
•
Total loss ratio of 30.4% compared to 25.7% in the fourth quarter of 2024
•
Catastrophe loss ratio(1) of -0.9% compared to 5.6% in the fourth quarter of 2024
•
Combined ratio of 76.8% compared to 75.9% in the fourth quarter of 2024
•
Adjusted combined ratio(1) of 73.4% compared to 71.7%, in the fourth quarter of 2024
•
Annualized return on equity of 24.7% compared to 19.5% in the fourth quarter of 2024
•
Annualized adjusted return on equity(1) of 26.9% compared to 23.1% in the fourth quarter of 2024

Full Year 2025 Highlights

•
Gross written premiums increased by 31.5% to $2.0 billion compared to $1.5 billion in 2024
•
Net income increased 67.6% to $197.1 million compared to $117.6 million in 2024
•
Adjusted net income(1) increased 61.9% to $216.1 million compared to $133.5 million in 2024
•
Total loss ratio of 28.5% compared to 26.4% in 2024
•
Catastrophe loss ratio(1) of -0.1% compared to 5.5% in 2024
•
Combined ratio of 76.9% compared to 78.1% in 2024
•
Adjusted combined ratio(1) of 72.7% compared to 73.7% in 2024
•
Return on equity of 23.6% compared to 19.6% in 2024
•
Adjusted return on equity(1) of 25.9% compared to 22.2% in 2024

(1) See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “Our strong fourth quarter results provided a superb culmination to what was an exceptional 2025. The quarter was highlighted by record adjusted net income, strong top and bottom-line growth as gross written premium grew 32% and adjusted net income increased 48% across our unique and diverse portfolio. Our specialty product suite is purpose-built to navigate any market cycle and generate strong, consistent returns. The fourth quarter further demonstrated this capability as we generated an adjusted combined ratio of 73% and a 27% adjusted return on equity.”

Mr. Armstrong continued, “The accomplishments of the 2025 were myriad and not limited to strong financial performance. Noteworthy accomplishments include the successful acquisitions of Advanced Ag Protection and The Gray Casualty and Surety Company and the addition of numerous exceptional leaders across the organization. These investments should sustain our long-term profitable growth trajectory and our Palomar 2X strategic imperative.”

Underwriting Results

Gross written premiums increased 31.8% to $492.6 million compared to $373.7 million in the fourth quarter of 2024, while net earned premiums increased 61.1% compared to the prior year’s fourth quarter.

Losses and loss adjustment expenses for the fourth quarter were $70.9 million, comprised of $72.9 million of attritional losses and $2.1 million of favorable development on catastrophe losses. The loss ratio for the quarter was 30.4%, comprised of an attritional loss ratio of 31.3% and a catastrophe loss ratio(1) of -0.9% compared to a loss ratio of 25.7% during the same period last year comprised of an attritional loss ratio of 20.1% and a catastrophe loss ratio(1) of 5.6%. Additionally, our fourth quarter results include $2.8 million of favorable prior year development primarily from our short tail Inland Marine and Other Property business.

Underwriting income(1) for the fourth quarter was $54.4 million resulting in a combined ratio of 76.8% compared to underwriting income of $34.9 million resulting in a combined ratio of 75.9% during the same period last year. The Company’s adjusted underwriting income(1)

was $62.3 million, an increase of 51.8%, resulting in an adjusted combined ratio(1) of 73.4% in the fourth quarter compared to adjusted underwriting income(1) of $41.0 million and an adjusted combined ratio(1) of 71.7% during the same period last year. The Company’s adjusted combined ratio excluding catastrophe losses(1) was 74.2% compared to 66.1% during the same period last year.

Investment Results

Net investment income increased by 41.3% to $16.0 million compared to $11.3 million in the prior year’s fourth quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended December 31, 2025 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.81 years at December 31, 2025. Cash and invested assets totaled $1.5 billion at December 31, 2025. During the fourth quarter, the Company recorded $2.4 million net realized and unrealized gains related to its investment portfolio as compared to net realized and unrealized losses of $1.2 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended December 31, 2025 was 22.7% compared to 22.2% for the three months ended December 31, 2024. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to non-deductible executive compensation expense offset by the tax impact of the permanent component of employee stock options.

Stockholders’ Equity and Returns

Stockholders’ equity was $942.7 million at December 31, 2025, compared to $729.0 million at December 31, 2024. For the three months ended December 31, 2025, the Company’s annualized return on equity was 24.7% compared to 19.5% for the same period in the prior year while adjusted return on equity(1) was 26.9% compared to 23.1% for the same period in the prior year. During the current quarter, the Company did not repurchase any shares of its common stock. As of December 31, 2025, approximately $112.7 million remains available for future repurchases under the previously announced $150 million share repurchase authorization.

Full Year 2026 Outlook

For the full year 2026, the Company expects to achieve adjusted net income of $260 million to $275 million. This includes an estimate of $8 million to $12 million of catastrophe losses for the year.

Conference Call

As previously announced, Palomar will host a conference call Thursday, February 12, 2026, to discuss its fourth quarter 2025 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Fourth Quarter 2025 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on February 12, 2026, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13758018. The replay will be available until 11:59 p.m. (Eastern Time) on February 19, 2026.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. (“PUEO”), First Indemnity of America Insurance Co. (“FIA”), Palomar Crop Insurance Services, Inc. (“PCIS”), and Palomar Casualty and Surety Company (“PCSC”), formerly known as The Gray Casualty & Surety Company. Palomar’s consolidated results also include Laulima Exchange (“Laulima”), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, PESIC, and FIA have a financial strength rating of “A” (Excellent) from A.M. Best and PCSC has a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three months and year ended December 31, 2025 and 2024:

	Three Months Ended
	December 31,
	2025	2024	Change	% Change
	(in thousands, except per share data)
Gross written premiums	$492,629	$373,723	$118,906	31.8%
Ceded written premiums	(245,059)	(204,492)	(40,567)	19.8%
Net written premiums	247,570	169,231	78,339	46.3%
Net earned premiums	233,460	144,890	88,570	61.1%
Commission and other income	1,541	750	791	105.5%
Total underwriting revenue (1)	235,001	145,640	89,361	61.4%
Losses and loss adjustment expenses	70,856	37,176	33,680	90.6%
Acquisition expenses, net of ceding commissions and fronting fees	62,867	40,585	22,282	54.9%
Other underwriting expenses	46,894	32,947	13,947	42.3%
Underwriting income (1)	54,384	34,932	19,452	55.7%
Interest expense	(87)	(87)	—	NM
Net investment income	15,991	11,318	4,673	41.3%
Net realized and unrealized gains (losses) on investments	2,370	(1,201)	3,571	(297.3)%
Income before income taxes	72,658	44,962	27,696	61.6%
Income tax expense	16,493	9,997	6,496	65.0%
Net income	$56,165	$34,965	$21,200	60.6%
Adjustments:
Net realized and unrealized (gains) losses on investments	(2,370)	1,201	(3,571)	(297.3)%
Expenses associated with transactions	1,075	922	153	16.6%
Stock-based compensation expense	5,543	4,779	764	16.0%
Amortization of intangibles	1,284	389	895	230.1%
Tax impact	(581)	(964)	383	(39.7)%
Adjusted net income (1)	$61,116	$41,292	$19,824	48.0%
Key Financial and Operating Metrics
Annualized return on equity	24.7%	19.5%
Annualized adjusted return on equity (1)	26.9%	23.1%
Loss ratio	30.4%	25.7%
Expense ratio	46.4%	50.2%
Combined ratio	76.8%	75.9%
Adjusted combined ratio (1)	73.4%	71.7%
Diluted earnings per share	$2.06	$1.29
Diluted adjusted earnings per share (1)	$2.24	$1.52
Catastrophe losses	$(2,063)	$8,122
Catastrophe loss ratio (1)	-0.9%	5.6%
Adjusted combined ratio excluding catastrophe losses (1)	74.2%	66.1%
Adjusted underwriting income (1)	$62,286	$41,022	$21,264	51.8%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Year Ended
	December 31,
	2025	2024	Change	% Change
	(in thousands, except per share data)
Gross written premiums	$2,028,252	$1,541,962	$486,290	31.5%
Ceded written premiums	(1,064,230)	(897,111)	(167,119)	18.6%
Net written premiums	964,022	644,851	319,171	49.5%
Net earned premiums	802,635	510,687	291,948	57.2%
Commission and other income	5,496	2,784	2,712	97.4%
Total underwriting revenue (1)	808,131	513,471	294,660	57.4%
Losses and loss adjustment expenses	228,594	134,759	93,835	69.6%
Acquisition expenses, net of ceding commissions and fronting fees	217,133	149,657	67,476	45.1%
Other underwriting expenses	176,458	117,113	59,345	50.7%
Underwriting income (1)	185,946	111,942	74,004	66.1%
Interest expense	(392)	(1,138)	746	(65.6)%
Net investment income	56,005	35,824	20,181	56.3%
Net realized and unrealized gains on investments	11,831	4,568	7,263	159.0%
Income before income taxes	253,390	151,196	102,194	67.6%
Income tax expense	56,320	33,623	22,697	67.5%
Net income	$197,070	$117,573	$79,497	67.6%
Adjustments:
Net realized and unrealized gains on investments	(11,831)	(4,568)	(7,263)	159.0%
Expenses associated with transactions	4,644	1,479	3,165	214.0%
Stock-based compensation expense	21,014	16,685	4,329	25.9%
Amortization of intangibles	4,683	1,558	3,125	200.6%
Expenses associated with catastrophe bond	2,660	2,483	177	7.1%
Tax impact	(2,124)	(1,699)	(425)	25.0%
Adjusted net income (1)	$216,116	$133,511	$82,605	61.9%
Key Financial and Operating Metrics
Annualized return on equity	23.6%	19.6%
Annualized adjusted return on equity (1)	25.9%	22.2%
Loss ratio	28.5%	26.4%
Expense ratio	48.4%	51.7%
Combined ratio	76.9%	78.1%
Adjusted combined ratio (1)	72.7%	73.7%
Diluted earnings per share	$7.17	$4.48
Diluted adjusted earnings per share (1)	$7.86	$5.09
Catastrophe losses	$(728)	$27,846
Catastrophe loss ratio (1)	-0.1%	5.5%
Adjusted combined ratio excluding catastrophe losses (1)	72.8%	68.3%
Adjusted underwriting income (1)	$218,947	$134,147	$84,800	63.2%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	December 31,	December 31,
	2025	2024
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $1,227,605 in 2025; $973,330 in 2024)	$1,224,187	$939,046
Equity securities, at fair value (cost: $81,772 in 2025; $32,987 in 2024)	99,333	40,529
Equity method investment	—	2,277
Other investments	28,503	5,863
Total investments	1,352,023	987,715
Cash and cash equivalents	106,875	80,438
Restricted cash	17	101
Accrued investment income	11,545	8,440
Premiums receivable	452,908	305,724
Deferred policy acquisition costs, net of ceding commissions and fronting fees	127,718	94,881
Reinsurance recoverable on paid losses and loss adjustment expenses	56,428	47,076
Reinsurance recoverable on unpaid losses and loss adjustment expenses	412,273	348,083
Ceded unearned premiums	355,918	276,237
Prepaid expenses and other assets	110,896	91,086
Deferred tax assets, net	761	8,768
Property and equipment, net	2,551	429
Goodwill and intangible assets, net	61,054	13,242
Total assets	$3,050,967	$2,262,220
Liabilities and stockholders’ equity
Liabilities:
Accounts payable and other accrued liabilities	$115,663	$70,079
Reserve for losses and loss adjustment expenses	688,231	503,382
Unearned premiums	988,143	741,692
Ceded premium payable	271,413	190,168
Funds held under reinsurance treaty	44,850	27,869
Total liabilities	2,108,300	1,533,190
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,520,417 and 26,529,402 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	523,168	493,656
Accumulated other comprehensive loss	(2,506)	(26,845)
Retained earnings	422,002	262,216
Total stockholders’ equity	942,667	729,030
Total liabilities and stockholders’ equity	$3,050,967	$2,262,220

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Gross written premiums	$492,629	$373,723	$2,028,252	$1,541,962
Ceded written premiums	(245,059)	(204,492)	(1,064,230)	(897,111)
Net written premiums	247,570	169,231	964,022	644,851
Change in unearned premiums	(14,110)	(24,341)	(161,387)	(134,164)
Net earned premiums	233,460	144,890	802,635	510,687
Net investment income	15,991	11,318	56,005	35,824
Net realized and unrealized gains (losses) on investments	2,370	(1,201)	11,831	4,568
Commission and other income	1,541	750	5,496	2,784
Total revenues	253,362	155,757	875,967	553,863
Expenses:
Losses and loss adjustment expenses	70,856	37,176	228,594	134,759
Acquisition expenses, net of ceding commissions and fronting fees	62,867	40,585	217,133	149,657
Other underwriting expenses	46,894	32,947	176,458	117,113
Interest expense	87	87	392	1,138
Total expenses	180,704	110,795	622,577	402,667
Income before income taxes	72,658	44,962	253,390	151,196
Income tax expense	16,493	9,997	56,320	33,623
Net income	$56,165	$34,965	$197,070	$117,573
Other comprehensive income, net:
Net unrealized gains (losses) on securities available for sale	1,586	(16,707)	24,339	(2,854)
Net comprehensive income	$57,751	$18,258	$221,409	$114,719
Per Share Data:
Basic earnings per share	$2.12	$1.32	$7.40	$4.61
Diluted earnings per share	$2.06	$1.29	$7.17	$4.48

Weighted-average common shares outstanding:
Basic	26,508,803	26,491,939	26,639,733	25,520,343
Diluted	27,321,828	27,206,225	27,485,250	26,223,842

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (“GWP”) by product, location and company are presented below:

	Three Months Ended December 31,
	2025		2024
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Casualty	$150,477	30.6%	$68,484	18.3%	$81,993	119.7%
Earthquake	143,516	29.1%	146,757	39.3%	(3,241)	(2.2)%
Inland Marine and Other Property	110,722	22.5%	85,396	22.9%	25,326	29.7%
Fronting	47,808	9.7%	57,418	15.4%	(9,610)	(16.7)%
Crop	40,106	8.1%	15,668	4.2%	24,438	156.0%
Total gross written premiums	$492,629	100.0%	$373,723	100.0%	$118,906	31.8%

	Year Ended December 31,
	2025		2024
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Earthquake	$571,392	28.2%	$522,864	33.9%	$48,528	9.3%
Casualty	542,949	26.8%	235,592	15.3%	307,357	130.5%
Inland Marine and Other Property	446,184	22.0%	334,079	21.7%	112,105	33.6%
Crop	247,547	12.2%	116,239	7.5%	131,308	113.0%
Fronting	220,180	10.8%	333,188	21.6%	(113,008)	(33.9)%
Total gross written premiums	$2,028,252	100.0%	$1,541,962	100.0%	$486,290	31.5%

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$154,123	31.3%	$157,786	42.2%	$626,399	30.9%	$668,635	43.4%
Texas	41,331	8.4%	28,002	7.5%	160,639	7.9%	124,416	8.1%
Florida	30,373	6.2%	8,855	2.4%	96,764	4.8%	67,008	4.3%
Hawaii	21,278	4.3%	18,636	5.0%	92,585	4.6%	72,558	4.7%
Washington	19,772	4.0%	16,007	4.3%	70,188	3.5%	57,900	3.8%
New York	16,879	3.4%	14,756	3.9%	68,119	3.3%	38,919	2.5%
Illinois	14,858	3.0%	7,176	1.9%	54,406	2.7%	20,901	1.4%
Oklahoma	12,962	2.6%	4,605	1.2%	29,497	1.4%	15,655	1.0%
Other	181,053	36.8%	117,900	31.6%	829,655	40.9%	475,970	30.8%
Total Gross Written Premiums	$492,629	100.0%	$373,723	100.0%	$2,028,252	100.0%	$1,541,962	100.0%

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PESIC	$255,923	52.0%	$188,496	50.4%	$936,971	46.2%	$661,404	42.9%
PSIC	214,823	43.6%	170,275	45.6%	995,901	49.1%	823,263	53.4%
Laulima	17,753	3.6%	14,952	4.0%	76,727	3.8%	57,295	3.7%
FIA	4,130	0.8%	—	—%	18,653	0.9%	—	—%
Total Gross Written Premiums	$492,629	100.0%	$373,723	100.0%	$2,028,252	100.0%	$1,541,962	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Year Ended
	December 31,			%	December 31,			%
	2025	2024	Change	Change	2025	2024	Change	Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$483,861	$371,654	$112,207	30.2%	$1,787,184	$1,397,369	$389,815	27.9%
Ceded earned premiums	(250,401)	(226,764)	(23,637)	10.4%	(984,549)	(886,682)	(97,867)	11.0%
Net earned premiums	$233,460	$144,890	$88,570	61.1%	$802,635	$510,687	$291,948	57.2%

Net earned premium ratio	48.2%	39.0%			44.9%	36.5%

Loss detail

	Three Months Ended				Year Ended
	December 31,				December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$(2,063)	$8,122	$(10,185)	(125.4)%	$(728)	$27,846	$(28,574)	(102.6)%
Non-catastrophe losses	72,919	29,054	43,865	151.0%	229,322	106,913	122,409	114.5%
Total losses and loss adjustment expenses	$70,856	$37,176	$33,680	90.6%	$228,594	$134,759	$93,835	69.6%

Catastrophe loss ratio	-0.9%	5.6%			-0.1%	5.5%
Non-catastrophe loss ratio	31.3%	20.1%			28.6%	20.9%
Total loss ratio	30.4%	25.7%			28.5%	26.4%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$243,713	$137,274	$155,299	$97,653
Add: Balance acquired from FIA(1)	—	—	6,788	—
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	73,646	37,575	248,365	137,798
Prior years	(2,790)	(399)	(19,771)	(3,039)
Total incurred	70,856	37,176	228,594	134,759
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	37,586	15,675	75,913	43,582
Prior years	1,025	3,476	38,810	33,531
Total payments	38,611	19,151	114,723	77,113
Reserve for losses and LAE net of reinsurance recoverables at end of period	275,958	155,299	275,958	155,299
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	412,273	348,083	412,273	348,083
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$688,231	$503,382	$688,231	$503,382

(1) - Represents amounts recognized in Reserve for losses and LAE net of reinsurance recoverables upon acquisition of FIA on 1/1/2025, in accordance with ASC 805, Business Combinations.

Reconciliation of Non-GAAP Financial Measures

For the three months and year ended December 31, 2025 and 2024, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Total revenue	$253,362	$155,757	$875,967	$553,863
Net investment income	(15,991)	(11,318)	(56,005)	(35,824)
Net realized and unrealized (gains) losses on investments	(2,370)	1,201	(11,831)	(4,568)
Underwriting revenue	$235,001	$145,640	$808,131	$513,471

Underwriting income and adjusted underwriting income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Income before income taxes	$72,658	$44,962	$253,390	$151,196
Net investment income	(15,991)	(11,318)	(56,005)	(35,824)
Net realized and unrealized (gains) losses on investments	(2,370)	1,201	(11,831)	(4,568)
Interest expense	87	87	392	1,138
Underwriting income	$54,384	$34,932	$185,946	$111,942
Expenses associated with transactions	1,075	922	4,644	1,479
Stock-based compensation expense	5,543	4,779	21,014	16,685
Amortization of intangibles	1,284	389	4,683	1,558
Expenses associated with catastrophe bond	—	—	2,660	2,483
Adjusted underwriting income	$62,286	$41,022	$218,947	$134,147

Adjusted net income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Net income	$56,165	$34,965	$197,070	$117,573
Adjustments:
Net realized and unrealized (gains) losses on investments	(2,370)	1,201	(11,831)	(4,568)
Expenses associated with transactions	1,075	922	4,644	1,479
Stock-based compensation expense	5,543	4,779	21,014	16,685
Amortization of intangibles	1,284	389	4,683	1,558
Expenses associated with catastrophe bond	—	—	2,660	2,483
Tax impact	(581)	(964)	(2,124)	(1,699)
Adjusted net income	$61,116	$41,292	$216,116	$133,511

Annualized adjusted return on equity

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Annualized adjusted net income	$244,464	$165,168	$216,116	$133,511
Average stockholders’ equity	$910,389	$716,171	$835,849	$600,140
Annualized adjusted return on equity	26.9%	23.1%	25.9%	22.2%

Adjusted combined ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$179,076	$109,958	$616,689	$398,745
Denominator: Net earned premiums	$233,460	$144,890	$802,635	$510,687
Combined ratio	76.8%	75.9%	76.9%	78.1%
Adjustments to numerator:
Expenses associated with transactions	$(1,075)	$(922)	$(4,644)	$(1,479)
Stock-based compensation expense	(5,543)	(4,779)	(21,014)	(16,685)
Amortization of intangibles	(1,284)	(389)	(4,683)	(1,558)
Expenses associated with catastrophe bond	—	—	(2,660)	(2,483)
Adjusted combined ratio	73.4%	71.7%	72.7%	73.7%

Diluted adjusted earnings per share

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)		(in thousands, except per share data)
Adjusted net income	$61,116	$41,292	$216,116	$133,511
Weighted-average common shares outstanding, diluted	27,321,828	27,206,225	27,485,250	26,223,842
Diluted adjusted earnings per share	$2.24	$1.52	$7.86	$5.09

Catastrophe loss ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Numerator: Losses and loss adjustment expenses	$70,856	$37,176	$228,594	$134,759
Denominator: Net earned premiums	$233,460	$144,890	$802,635	$510,687
Loss ratio	30.4%	25.7%	28.5%	26.4%

Numerator: Catastrophe losses	$(2,063)	$8,122	$(728)	$27,846
Denominator: Net earned premiums	$233,460	$144,890	$802,635	$510,687
Catastrophe loss ratio	-0.9%	5.6%	-0.1%	5.5%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$179,076	$109,958	$616,689	$398,745
Denominator: Net earned premiums	$233,460	$144,890	$802,635	$510,687
Combined ratio	76.8%	75.9%	76.9%	78.1%
Adjustments to numerator:
Expenses associated with transactions	$(1,075)	$(922)	$(4,644)	$(1,479)
Stock-based compensation expense	(5,543)	(4,779)	(21,014)	(16,685)
Amortization of intangibles	(1,284)	(389)	(4,683)	(1,558)
Expenses associated with catastrophe bond	—	—	(2,660)	(2,483)
Catastrophe losses	2,063	(8,122)	728	(27,846)
Adjusted combined ratio excluding catastrophe losses	74.2%	66.1%	72.8%	68.3%

Tangible Stockholders’ equity

	December 31,	December 31,
	2025	2024
	($ in thousands)
Stockholders’ equity	$942,667	$729,030
Goodwill and intangible assets	(61,054)	(13,242)
Tangible stockholders’ equity	$881,613	$715,788